Exhibit 4

                                     FORM OF
                                     -------
                           PLEDGE AND SECURITY AGREEMENT
                           -----------------------------

         PLEDGE AND SECURITY AGREEMENT, dated ______ ___, 1998 (the "Agreement"), by and between Healthcare Imaging Services, Inc., a Delaware corporation (the "Pledgee"), and _________ (the "Pledgor").

                                    RECITALS
                                    --------

         WHEREAS, Pledgor has issued a promissory note, dated as of the date hereof, in favor of the Pledgee in the principal amount of ______ Dollars ($____) (the "Note");

         WHEREAS, the Pledgor owns _______ shares of Series D Cumulative Accelerating Redeemable Preferred Stock of the Pledgee (the "Pledged Shares"); and

         WHEREAS, the Pledgee desires that the Pledgor pledge the Pledged Shares to secure all of its obligations to the Pledgee under the Note.

         NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee hereby agree as follows:

         12.      Defined Terms.

                  (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Note.

                  (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

                      "Agreement": as defined in the preamble of this Agreement.

                      "Asset Purchase Agreement": shall mean the Asset Purchase Agreement, dated as of September 16, 1998, among Healthcare Imaging Services, Inc., [Pledgor,] Echelon MRI, P.C., Mainland Imaging Center, P.C., North Jersey Imaging Management Associates, L.P., Bloomfield Imaging Associates, P.A., Irving
N. Beran, M.D., P.A., the estate of Irving N. Beran, Deceased, Phyllis Beran and Sam Beran, M.D.

                      "Business Day": shall mean any day other than a day on which banks are authorized or required to be closed in the State of New Jersey.

                      "Cash Substitution Amount": as defined in Section 3.

                      "Collateral": as defined in Section 2.

                      "Event of Default": as defined in Section 7.

                      "Governmental Authority": shall mean any governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental agency, board, branch, bureau, commission, court, arbitration panel, department, authority, body or other instrumentality or political unit or subdivision or official thereof, whether domestic or foreign.

                      "Instruments": shall mean any and all legal documents, including, without limitation, stock certificates or any document evidencing stock ownership.

                      "Lien": shall mean any security agreement, financing statement (whether or not filed), mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, limitation, exception to or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, lease, consignment, or bailment given for security purposes, trust receipt or other title retention agreement with respect to any property or asset of such Person, whether direct, indirect, accrued or contingent.

                      "Note": as defined in the preamble of this Agreement.

                      "Obligations": shall mean all the obligations and liabilities of every kind and character now or hereafter existing (whether matured or unmatured, contingent or liquidated) of Pledgee under the Note and any costs and expenses incurred by the Pledgee in the collection of the Note, including reasonable attorney's fees and expenses, whether or not a suit to enforce such rights is actually instituted.

                      "Person": shall mean any corporation, partnership, firm, joint venture, individual, association, trust, unincorporated organization or other entity.

                      "Pledgee": as defined in the preamble of this Agreement.

                      "Pledged Shares": as defined in the preamble of this Agreement.

                      "Pledgor": as defined in the preamble of this Agreement.

                      "Proceeds": shall mean all dividends, distributions and income received with respect to the Pledged Shares.

                      "Securities Act": as defined in Section 8.

                      "UCC": shall mean the Uniform Commercial Code as in effect in the State of New Jersey on the date hereof; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Pledgee's security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New Jersey, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         13. Grant of Security Interest/Pledge. To secure the prompt and complete payment, observance and performance of the Obligations (subject to any applicable grace and cure periods), the Pledgor hereby assigns, conveys, pledges, hypothecates and transfers to the Pledgee, and hereby grants to the Pledgee a security interest in and Lien on, all of the Pledgor's right, title and interest in and to the Pledged Shares, any interest into which the foregoing may be converted or exchanged, whether by recapitalization, reclassification, reorganization or other similar transaction or event, and all of the Proceeds of the foregoing, whether now owned or existing or hereafter arising or acquired (collectively, the "Collateral").

         14. Substitution. At any time and from time to time, the Pledgor may, upon compliance with the procedures set forth herein, obtain possession of all or any portion of the Pledged Shares by substituting therefor a cash amount equal to the Value of the Pledged Shares (the "Cash Substitution Amount"). In the event that the Pledgor desires to engage in such substitution, it shall deliver a written notice to the Pledgee stating its desire to engage in such substitution and its calculation of the Cash Substitution Amount. In engaging in a substitution, the Pledgor shall be entitled to substitute cash proceeds to be derived from the redemption or sale of all or a portion of the Pledged Shares. The parties hereto shall take such action, at the sole cost and expense of the Pledgor, as is reasonably necessary to permit and facilitate any such redemption or sale and substitution.

         15. Rights; Interests; Etc.

                  (a) So long as no Event of Default shall have occurred and be continuing:

                       (i) The Pledgor shall be entitled to exercise any and all rights pertaining to the Collateral or any part thereof, including, without limitation, voting rights, for any purpose not inconsistent with the terms hereof or of the Note and in accordance with the terms of the Asset Purchase Agreement, and the Pledgee shall take all actions necessary to enable the Pledgor to exercise such rights in a timely manner; and

                       (ii) The Pledgor shall be entitled to receive and retain any and all interest, dividends, income and other payments and distributions paid or made in respect of the Collateral.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                       (i) All rights of the Pledgor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 4(a)(i) hereof and to receive the interest, dividends, income and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 4(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such rights and to receive and hold as Collateral such interest, dividends, income and other payments and distributions; provided, however, that if the Pledgee shall become entitled and shall elect to exercise its right to realize on the Collateral pursuant to Section 8 hereof, then all cash sums and the value of all securities, if any, referred to in Section 4(a)(ii) hereof received by the Pledgee, or held by Pledgor for the benefit of the Pledgee and paid over to the Pledgee pursuant to Section 4(b)(ii) hereof, shall be applied against any outstanding Obligations; and

                       (ii) All interest, dividends, income and other payments and distributions which are received by the Pledgor contrary to the provisions of Section 4(b)(i) shall be received in trust for the benefit of the Pledgee, shall be segregated from other property of the Pledgor and shall be forthwith paid over to the Pledgee.

         16. Representations of the Pledgor. The Pledgor represents and warrants to the Pledgee as follows:

                  (a) The Pledgor has the legal right and capacity to grant the Lien in the Collateral pursuant hereto;

                  (b) No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority and no consent of any Person is required (i) for the pledge by the Pledgor of any Collateral pursuant to this Agreement, or (ii) for the exercise by the Pledgee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except such as have been obtained or made or may be required under federal or state securities laws in connection with any sale of the Collateral;

                  (c) The Pledgor is the sole legal and beneficial owner of, and has valid and transferable title to, the Collateral pledged by the Pledgor to the Pledgee pursuant hereto, free and clear of all Liens, other than the Lien in favor of the Pledgee created by this Agreement;

                  (d) The Pledged Shares are fully paid and non-assessable and are not subject to any charter, bylaw, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control other than as set forth in the Asset Purchase Agreement, and the exhibits thereto, and applicable securities laws; and

                  (e) All actions required to create and perfect the Lien of the Pledgee in the

Collateral have been taken and the delivery to the Pledgee of the Collateral is effective to create a valid, perfected and exclusive first priority Lien on the Collateral in favor of the Pledgee.

         17. Obligations of the Pledgor. The Pledgor further represents, warrants, and covenants to the Pledgee that:

                  (a) Except as set forth on Schedule A hereto, the Pledgor will not, without the prior written consent of the Pledgee, sell, transfer or convey any interest in, or suffer or permit any Lien on or with respect to, any of the Collateral (other than as created under this Agreement) during the term of this Agreement;

                  (b) Simultaneously with the execution of this Agreement, the Pledgor will deliver to the Pledgee all instruments and stock certificates representing the Pledged Shares, together with appropriate undated instruments of transfer or assignment duly executed in blank. In addition, the Pledgor shall promptly deliver to the Pledgee stock certificates or other documents representing any Collateral acquired or received after the date of this Agreement;

                  (c) The Pledgor will, at its own expense, at any time and from time to time at the request of the Pledgee, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be requested by the Pledgee to further enhance, preserve, establish, demonstrate, perfect or enforce the Pledgee's rights, interest and remedies created by, provided in or emanating from this Agreement;

                  (d) The Pledgor, at its own expense, shall defend the Collateral against all claims of any kind or nature at any time by any Person claiming the same or any interest therein adverse to the interests of the Pledgee;

                  (e) Except as otherwise required by law, the Pledgor agrees that, with respect to the Collateral, the Pledgee does not have any obligation to preserve its rights against prior or third parties; and

                  (f) The Pledgee's only duty with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of such Collateral, and the Pledgor agrees that if the Pledgee accords such Collateral substantially the same kind of care as it accords its own property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Collateral consists of Instruments and that all or any part of such Instruments are lost, destroyed or wrongfully taken while such Instruments are in the possession of the Pledgee, the Pledgor agrees that it will use its best efforts to cause the delivery of new Instruments in place of the lost, destroyed or wrongfully taken Instruments upon request therefor by the Pledgee, without the necessity of any indemnity bond or other security, other than the Pledgee's agreement of indemnity upon usual and customary terms therefor.

         18. Events of Default.

                  Each of the following shall constitute an "Event of Default":

                  (a) If the Pledgor shall fail to observe or perform any material term, covenant or agreement contained in this Agreement; or

                  (b) The occurrence of an Event of Default (as defined in the Note) under the Note.

         19. Remedies. Upon the occurrence of an Event of Default or at any time during the continuance thereof:

                  (a) The Pledgee may exercise all rights and remedies of a Pledgee under the UCC. Without limiting the generality of the foregoing, the Pledgor expressly agrees that in any such event the Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor, or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), may forthwith assume, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange broker's board or at the Pledgee's offices or elsewhere at such prices and on such terms and restrictions (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase the Pledged Shares solely for investment and without any intention to make a distribution thereof) as the Pledgee may deem appropriate without any liability for any loss due to decrease in the market value of the Pledged Shares during the period held. The Pledgee shall give the Pledgor ten (10) Business Days' prior notice of any intended disposition of the Collateral. Such notice shall be deemed reasonable and properly given if hand delivered or sent by facsimile to the address or facsimile number, as applicable, of the Pledgor indicated below. Any disposition of the Pledged Shares or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee to purchase all or any part of the Pledged Shares so sold at any such sale or sales, public or private, free of any equity or right of redemption which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

                  (b) All of the Pledgee's rights and remedies under this Agreement and under applicable law, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

                  (c) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or other relevant securities law in any jurisdiction, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sale so made may be at prices and on other terms less favorable to the seller than if the Pledged Shares were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Pledged Shares for the period of time necessary to permit the registration of the Pledged Shares for public sale under the Securities Act or other relevant securities law in any jurisdictions. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be commercially reasonable.

                  (d) If any consent, approval or authorization of, or filing with, any Governmental Authority or any other Person should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor agrees to execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization or making such filing, and will otherwise use its best efforts to secure or file the same. The Pledgor further agrees to use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may deem necessary pursuant to the terms of this Agreement.

                  (e) Upon any sale or other disposition, the Pledgee shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including the Pledgee, shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption. The Pledgor specifically waives, to the extent permitted by applicable law, all rights of stay or appraisal which the Pledgor had or may have under any rule of law or statute now existing or hereafter adopted.

                  (f) The Pledgee shall not be obligated to make any sale or other disposition unless the terms thereof shall be satisfactory to it. The Pledgee may, without notice or publication, adjourn any private or public sale, and, upon five (5) Business Days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

         20. Disposition of Proceeds. The proceeds of any sale or disposition of all or any part of the Collateral shall be applied (after payment of any amounts payable to the Pledgee pursuant to Section 11 hereof) by the Pledgee to the payment of all of the Obligations. Any surplus thereafter remaining shall be paid to the Pledgor, subject to the rights of any holder of a Lien on the Collateral of which the Pledgee has actual notice.

         21. Binding Obligation.  This Agreement shall:

             (a) create a continuing first priority security interest in the Collateral;

             (b) remain in full force and effect for so long as the Obligations are outstanding and unpaid;

             (c)   be binding upon the Pledgor and its successors and assigns;
and

             (d) inure to the benefit of the Pledgee and its successors and assigns.

         22. Expenses of the Pledgee. All expenses (including, without limitation, attorneys' fees and disbursements) incurred by the Pledgee in connection with the failure by the Pledgor to perform or observe any provision of this Agreement, the exercise or enforcement of any rights of the Pledgee under this Agreement and the custody or preservation of any of the Collateral and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder, whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, shall be deemed an obligation of the Pledgor and shall be deemed an Obligation for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

         23. Termination. This Agreement shall terminate, and the Pledgee shall forthwith assign, transfer and deliver such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to the Pledgor when the Obligations have been completely paid and satisfied in full.

         24. Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Pledgee as the true and lawful attorney of the Pledgor, with full power of substitution in the name of the Pledgor from time to time upon the occurrence and during the continuation of an Event of Default to do any and all such acts and things or execute and deliver all such agreements, documents and instruments as the Pledgee reasonably considers necessary or desirable to carry out the provisions and purposes of this Agreement or to exercise any of its rights and remedies hereunder and to perfect the Lien created hereunder, and to do all acts or things necessary to realize on the Collateral, and the Pledgor hereby ratifies and agrees to ratify all acts of any attorney taken or done in accordance with this Section 13. Without in any way limiting the generality of the foregoing, the Pledgee shall have the right to execute, for and in the name of the Pledgor, all financing statements and amendments thereto, conveyances, transfers, assignments, consents and other instruments as may be required for such purposes. This power of attorney is coupled with an interest and shall not be revoked or terminated by any act or thing other than the termination of this Agreement in accordance with Section 12 hereof.

         25. General Provisions.

                  (a) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof.

                  (b) No amendment or waiver of any provision of this Agreement nor consent to the departure by the Pledgor herefrom nor release of all or any part of the Collateral shall in any event be effective unless the same shall be in writing and consented to in writing by the Pledgee. Any such waiver or consent or release shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (c) The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                           (i) any amendment, modification, addition or
             supplement to the Note, any document or instrument delivered in connection therewith or any assignment or transfer thereof;

                           (ii) any exercise, non-exercise or waiver by the
             Pledgee of any right, remedy, power or privilege under or in respect of the Note; or

                           (iii) any bankruptcy, insolvency, reorganization,
             arrangement, readjustment, composition, liquidation or the like of the Pledgor or any other Person;

in all cases, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

                  (d) Except as provided on Schedule A hereto, the Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of the Pledgee.

                  (e) Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by telecopy; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

                  If to the Pledgor, to:

                  --------------------
                  --------------------
                  --------------------
                  Fax:

                  with a copy to:

                  Steven Dubow, Esq.
                  Blank Rome Comisky & McCauley LLP
                  One Logan Square

                  Philadelphia, Pennsylvania 19103-6698
                  Fax: (215) 569-5628


                  If to the Pledgee, to:

                  Elliott H. Vernon, Esq.
                  Healthcare Imaging Services, Inc.
                  200 Schulz Drive
                  Red Bank, New Jersey  07701
                  Fax:  (732) 224-9362

                  with a copy to:

                  Scott M. Zimmerman, Esq.
                  Swidler Berlin Shereff Friedman, LLP
                  919 Third Avenue
                  New York, New York  10022
                  Fax:  (212) 758-9526

                  (f) This Agreement shall be construed in accordance with, and governed by, the Laws of the State of New Jersey as applied to contracts made and to be performed entirely in the State of New Jersey without regard to principles of conflicts of Law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New Jersey or any federal court sitting in the State of New Jersey for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New Jersey or any federal court sitting in the State of New Jersey and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (g) If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law while most nearly preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement.

                  (h) This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

                  (i) The section headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                           [PLEDGOR]



                                           By:
                                               Name:
                                               Title:


                                           HEALTHCARE IMAGING SERVICES, INC.


                                           By:
                                               Name:
                                               Title:

                                   SCHEDULE A
                                   ----------

         Pledgor may assign its rights and obligations under the Pledge and Security Agreement and may transfer the Collateral, subject to the terms and provisions of the Pledge and Security Agreement, to a liquidating trust upon Pledgor's dissolution and/or liquidation provided that such liquidating trust is also assigned substantially all of the non-cash assets of Pledgor, including the Collateral.